EXHIBIT 23.2


                             Marcum & Kliegman LLP
                             ---------------------
                   Certified Public Accountants & Consultants
    A Limited Liability Partnership Consisting of Professional Corporations

            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
            -------------------------------------------------------

We consent to the inclusion in this Registration Statement of Capital Benefits, LLC on Form S-1, Amendment No. 5 [File No. 333-98651] of our report dated April 5, 2005, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, with respect to our audits of the financial statements of Capital Benefits, LLC, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

                                                  /s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
November 1, 2005

               655 Third Avenue o 16th Floor o New York, NY 10017
                       Tel 212-981-3000 o Fax 212-981-3001
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